Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-2 of our report dated February 23, 2004, relating to the financial statements, which appears in the in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

December 13, 2004